FirstSun Capital Bancorp Reports Second Quarter 2026 Results and
Board of Directors Authorizes $150 Million Share Repurchase Program
Second Quarter 2026 Highlights:
•Completed previously announced merger with First Foundation, Inc. (“First Foundation”), acquiring net loans of $6.0 billion, total assets of $11.2 billion, and total deposits of $8.8 billion, net of purchase accounting adjustments
•Completed remaining merger-related balance sheet repositioning strategy of $3.9 billion comprised of $1.2 billion in cash, $1.4 billion in securities, $1.3 billion in loans, $2.5 billion in deposits, and $1.4 billion in borrowings
•Net interest margin of 3.58%
•22.2% noninterest income to total revenue1
•Net (loss) income of $(22.9) million, $(0.49) per diluted share (adjusted, $21.0 million, $0.45 per diluted share, see “Non-GAAP Financial Measures and Reconciliations” below)
•Return on average total assets of (0.54)% (adjusted, 0.50%, see “Non-GAAP Financial Measures and Reconciliations” below)
•Return on average stockholders’ equity of (4.92)% (adjusted, 4.52%, see “Non-GAAP Financial Measures and Reconciliations” below)
Denver, Colorado – July 27, 2026 – FirstSun Capital Bancorp (“FirstSun”) (NASDAQ: FSUN) reported net loss of $(22.9) million for the second quarter of 2026 compared to net income of $26.4 million for the second quarter of 2025. Earnings per diluted share were $(0.49) for the second quarter of 2026 compared to $0.93 for the second quarter of 2025. Adjusted net income, a non-GAAP financial measure, was $21.0 million or $0.45 per diluted share for the second quarter of 2026 compared to $26.6 million or $0.94 per diluted share for the second quarter of 2025.
On April 1, 2026, we completed our merger with First Foundation and its results of operations are included in our consolidated financial results since the date of acquisition. Therefore, our second quarter and first half of 2026 results reflect increased levels of average balances, net interest income, and expenses compared to our prior quarter and first half of 2025. After purchase accounting adjustments, the acquisition added $11.2 billion of total assets, including $6.0 billion of net loans, as well as $10.5 billion of total liabilities, primarily consisting of $8.8 billion in deposits. We recorded preliminary goodwill of $9.1 million and core deposit intangibles and other intangibles of $90.2 million related to the acquisition. During the second quarter of 2026, we incurred $57.6 million in merger related expenses.
During the second quarter of 2026, we completed our previously announced balance sheet repositioning strategy, involving the sale or run-off of select First Foundation loans and securities and using proceeds from such sales and paydowns as well as other available cash and equivalents to reduce higher-cost funding sources. Our balance sheet repositioning strategy was designed to strengthen our capital position, enhance our credit profile, improve our liquidity, and support a more diversified, relationship-focused business model. Our balance sheet repositioning strategy resulted in the liquidation of assets, namely $1.2 billion in cash, $1.4 billion in securities, $1.3 billion in loans, the proceeds of which were used to reduce liabilities, namely $2.5 billion in deposits, and $1.4 billion in borrowings.
Neal Arnold, FirstSun’s Chief Executive Officer and President, commented, “The completion of the First Foundation acquisition in the second quarter marked a transformational milestone for our company. We have accelerated our growth strategy and expanded our footprint across some of the most dynamic markets in the country. In the second quarter, we also successfully completed the repositioning strategy and reduced the risk profile of the balance sheet we acquired. We believe the franchise is stronger, with less concentration risk, less liquidity risk, less interest rate sensitivity, and a stronger capital profile as a result of the repositioning actions. While we experienced a decline in our financial results this quarter due to two large loan charge-offs and the merger and integration expenses
1 Total revenue is net interest income plus noninterest income.

we incurred in conjunction with completing the First Foundation acquisition, we believe our core business remains strong and we believe we are well positioned for future success.
“I want to thank all of our teammates for their diligence, professionalism and commitment to the hard work of integrating the businesses and continuing to serve our great clients and communities. We remain very excited about the growth opportunities across all of our markets as we continue building a premier regional bank.”
Share Repurchase Program
Our board of directors has authorized a share repurchase program to purchase up to $150.0 million of FirstSun’s common stock in open market transactions or privately negotiated transactions, including pursuant to a trading plan in accordance with Rule 10b5-1 and/or Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The timing, pricing, and amount of any repurchases under the repurchase program will be determined by our management at its discretion based on a variety of factors, including, but not limited to, trading volume and market price of our common stock, corporate considerations, our financial performance, alternative uses for capital, general market and economic conditions, legal and regulatory requirements, and other factors. The repurchase program is authorized through June 30, 2027, although it may be modified, discontinued, or suspended at any time without prior notice. The repurchase program does not obligate FirstSun to purchase any shares.
Second Quarter 2026 Results

Net loss totaled $(22.9) million, or $(0.49) per diluted share, for the second quarter of 2026, compared to $21.6 million, or $0.76 per diluted share, for the prior quarter. Adjusted net income, a non-GAAP financial measure, totaled $21.0 million, or $0.45 per diluted share, for the second quarter of 2026, compared to $23.7 million, or $0.84 per diluted share, for the prior quarter.

Return on average total assets was (0.54)% for the second quarter of 2026, compared to 1.04% for the prior quarter, and return on average stockholders’ equity was (4.92)% for the second quarter of 2026, compared to 7.47% for the prior quarter. Adjusted return on average total assets and adjusted return on average stockholders’ equity, each a non-GAAP financial measure, were 0.50% and 4.52% respectively for the second quarter of 2026 compared to 1.14% and 8.20% respectively for the prior quarter.

Net Interest Income and Net Interest Margin
Net interest income totaled $143.2 million for the second quarter of 2026, an increase of $60.4 million compared to the prior quarter. Our net interest margin decreased 67 basis points to 3.58% compared to the prior quarter.
Average loans, including loans held-for-sale, increased by $5.8 billion in the second quarter of 2026, compared to the prior quarter, due primarily to loans acquired from First Foundation. Loan yield decreased by 20 basis points to 6.16% in the second quarter of 2026, compared to the prior quarter, reflecting a change in portfolio mix resulting from the addition of lower-yielding primarily public finance and multifamily loans acquired from First Foundation. Average investment securities increased by $1.6 billion in the second quarter of 2026, compared to the prior quarter, due primarily to securities acquired from First Foundation. Investment securities yield increased by 150 basis points to 4.80% in the second quarter of 2026, compared to the prior quarter, primarily reflecting a change in portfolio mix resulting from the addition of higher-yielding fixed and floating investment securities acquired from First Foundation. Average interest-bearing cash and other assets increased by $700.9 million in the second quarter of 2026, compared to the prior quarter. Interest-bearing cash and other assets yield decreased by 16 basis points to 3.20% in the second quarter of 2026, compared to the prior quarter, primarily reflecting a change in the composition of interest-bearing cash and other assets resulting from the First Foundation acquisition.
Average interest-bearing deposits increased $6.4 billion in the second quarter of 2026, compared to the prior quarter, due primarily to deposits assumed from First Foundation. Total cost of interest-bearing deposits increased by 31 basis points to 2.77% in the second quarter of 2026, compared to the prior quarter, primarily reflecting the addition of higher-cost, non-core deposits acquired from First Foundation.

Asset Quality and Provision for Credit Losses
The provision for credit losses increased $32.2 million to $40.4 million for the second quarter of 2026, compared to the prior quarter, primarily related to the downgrades and write-downs of two C&I lending relationships.
Net charge-offs for the second quarter of 2026 were $42.4 million resulting in an annualized ratio of net charge-offs to average loans of 1.45%, compared to net charge-offs of $10.6 million, or an annualized ratio of net charge-offs to average loans of 0.63% for the prior quarter. The increase in charge-offs for the second quarter of 2026 was primarily related to two C&I loans. The first is an asset-based loan to a materials distributor with an outstanding principal balance of approximately $23.6 million at June 30, 2026. Based on current information, we believe the borrower made fraudulent misrepresentations about its accounts receivable, collateral and historical financial statements and, as a result, in the second quarter of 2026, we recognized an approximate $22.0 million charge-off on this loan, or an annualized net charge-off of 0.75%. The second is a loan to a technology company with an outstanding principal balance of approximately $16.0 million at June 30, 2026. Based on recent developments impacting the borrower’s business, including deterioration in the borrower’s financial performance in the second quarter, we recognized a $12.9 million charge-off on this loan in the second quarter of 2026.
In connection with the acquisition of First Foundation, we recorded an initial allowance for credit losses of $92.5 million using the gross up approach, comprised of a $39 million reserve for purchased credit deteriorated loans that exhibited a more-than-insignificant amount of credit deterioration since origination and a $53.5 million reserve on purchased seasoned loans. The allowance for credit losses as a percentage of loans outstanding was 1.50% at June 30, 2026, an increase of 30 basis points from the prior quarter. The ratio of nonperforming assets to total assets was 1.32% at June 30, 2026, compared to 0.82% at March 31, 2026.
Noninterest Income
Noninterest income totaled $40.9 million for the second quarter of 2026, an increase of $13.8 million from the prior quarter. Income from trust and investment advisory fees increased $7.9 million for the second quarter of 2026 from the prior quarter, primarily due to higher assets under management associated with the acquisition of First Foundation. Income from mortgage banking services increased $1.6 million for the second quarter of 2026 from the prior quarter, primarily due to an increase in loan originations sold and corresponding capitalized servicing rights as well as slower balance runoff in the servicing portfolio. Other noninterest income increased $3.3 million for the second quarter of 2026 from the prior quarter, primarily due to an increase in the fair value of investments related to our deferred compensation plan partially offset by a write-down of an OREO property.
Noninterest income as a percentage of total revenue2 was 22.2% for the second quarter of 2026, a decrease of 2.5% from the prior quarter.
Noninterest Expense
Noninterest expense totaled $171.7 million for the second quarter of 2026, an increase of $96.4 million from the prior quarter. Merger related expenses increased $54.9 million in the second quarter of 2026 from the prior quarter. Salary and employee benefits increased $21.4 million in the second quarter of 2026 from the prior quarter, primarily due to an increase in headcount associated with the acquisition of First Foundation. Other noninterest expense increased $8.1 million in the second quarter of 2026 from the prior quarter, primarily due to higher data processing and FDIC insurance expenses associated with our increased scale following the acquisition of First Foundation.
The efficiency ratio for the second quarter of 2026 was 93.25% compared to 68.52% for the prior quarter. The adjusted efficiency ratio, a non-GAAP financial measure, for the second quarter of 2026 was 61.99% compared to 66.08% for the prior quarter.
Tax Rate
The effective tax rate was 18.3% for the second quarter of 2026, compared to 18.1% for the prior quarter.
2 Total revenue is net interest income plus noninterest income.

Loans
Loans were $11.6 billion at June 30, 2026, compared to $6.9 billion at March 31, 2026, an increase of $4.6 billion, or 267.5% on an annualized basis, due primarily to the acquisition of First Foundation. Loans, excluding the impact of acquired First Foundation loans, net of repositioning, a non-GAAP financial measure, decreased $105.5 million in the second quarter of 2026, or 6.0% on an annualized basis from the prior quarter. See “Non-GAAP Financial Measures and Reconciliations” below.
Deposits
Deposits were $13.4 billion at June 30, 2026, compared to $7.1 billion at March 31, 2026, an increase of $6.3 billion in the second quarter of 2026, or 358.3% on an annualized basis, due primarily to the acquisition of First Foundation. Deposits, excluding the impact of acquired First Foundation deposits, net of repositioning, a non-GAAP financial measure, increased $83.9 million in the second quarter of 2026, or 4.8% on an annualized basis from the prior quarter. See “Non-GAAP Financial Measures and Reconciliations” below.
Average deposits were $14.5 billion for the second quarter of 2026, compared to $7.0 billion for the prior quarter, an increase of $7.4 billion or 424.8% on an annualized basis. Average deposits, excluding the impact of acquired First Foundation deposits, net of repositioning, a non-GAAP financial measure, increased $226.5 million in the second quarter of 2026, or 12.9% on an annualized basis from the prior quarter. See “Non-GAAP Financial Measures and Reconciliations” below.
Noninterest-bearing deposit accounts represented 19.9% of total deposits at June 30, 2026 and our loan to deposit ratio was 86.2% at June 30, 2026.
The ratio of total uninsured deposits to total deposits was estimated to be 31.6% at June 30, 2026. The ratio of total uninsured and uncollateralized deposits to total deposits was estimated to be 28.0% at June 30, 2026.3
Capital
Capital ratios remain strong and above “well-capitalized” thresholds. As of June 30, 2026, our common equity tier 1 risk-based capital ratio was 11.95%, total risk-based capital ratio was 14.13% and tier 1 leverage ratio was 9.47%. Book value per share was $39.29 at June 30, 2026, a decrease of $2.79 from March 31, 2026. Tangible book value per share, a non-GAAP financial measure, was $35.16 at June 30, 2026, a decrease of $3.41 from March 31, 2026. See “Non-GAAP Financial Measures and Reconciliations” below.
3 Uninsured deposits and uninsured and uncollateralized deposits are reported for our wholly-owned subsidiary Sunflower Bank, N.A.

Non-GAAP Financial Measures
This press release (including the tables beginning on page 17) contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). Our management uses these non-GAAP financial measures in their analysis of our performance and the efficiency of our operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. We believe a meaningful analysis of our financial performance requires an understanding of the factors underlying that performance. Our management believes investors may find these non-GAAP financial measures useful. These non-GAAP financial measures, however, should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the non-GAAP measures used in this press release:
•Tangible stockholders’ equity to tangible assets;
•Tangible stockholders’ equity to tangible assets, reflecting net unrealized losses on HTM securities, net of tax;
•Tangible book value per share;
•Adjusted net income;
•Adjusted diluted earnings per share;
•Adjusted return on average total assets;
•Adjusted return on average stockholders’ equity;
•Return on average tangible stockholders’ equity;
•Adjusted return on average tangible stockholders’ equity;
•Adjusted total noninterest expense;
•Adjusted efficiency ratio; and
•Fully tax equivalent (“FTE”) net interest income and net interest margin.
•Adjusted loan growth
•Adjusted deposit growth
The tables beginning on page 17 provide a reconciliation of the non-GAAP financial measures contained in this press release to the most comparable GAAP equivalent.
About FirstSun
FirstSun Capital Bancorp (“FirstSun”) (NASDAQ: FSUN), headquartered in Denver, Colorado, is the financial holding company for wholly owned subsidiaries including Sunflower Bank, N.A. and First Foundation Advisors. Through its subsidiaries and affiliated entities, FirstSun provides a full range of relationship-focused services to meet personal, business, and wealth management financial objectives, with depository branches in ten states and mortgage capabilities in 44 states. FirstSun had total consolidated assets of $15.7 billion as of June 30, 2026.
To learn more visit ir.firstsuncb.com or SunflowerBank.com.
Investor Earnings Conference Call
FirstSun will host a conference call on Tuesday, July 28, 2026 at 11:00 a.m. (ET) to discuss its second quarter 2026 financial results.
Participants may join by phone by dialing (833) 461-5787 for toll-free within the US and (585) 542-9983 for all other locations. The conference Meeting ID is 239801426. The numbers for international participants are available here: https://help.events.q4inc.com/eahc/international-dial-in-numbers.
An audio replay of the live call, and the accompanying presentation slides, will be available following the live event on the “Events & Presentations page” of FirstSun’s website at https://ir.firstsuncb.com/overview/default.aspx.

Deposits Classification
Previously, deposit amounts related to certain NOW accounts with limited monthly transaction activity were able to be reclassified to money market accounts to reduce reserve requirements at the Federal Reserve. As there is no longer any impact to reserve requirements across different deposit products, we have discontinued this product reclassification practice and have revised the presentation of those deposits to conform to the current presentation for periods prior to March 31, 2026.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding our markets, our merger with First Foundation, including our belief regarding the benefits of the merger and our recently completed balance sheet repositioning on our franchise, the strength of our core business, our ability to drive growth, and that we are well positioned for future success. These statements reflect management’s current expectations and are not guarantees of future performance. Words such as “focus,” “confident,” “may,” “will,” “believe,” “anticipate,” “expect,” “intend,” “opportunity,” “continue,” “should,” “could,” “excited,” “progress” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties and assumptions, include, among others, the following: changes in interest rates and their related impact on macroeconomic conditions, customer behavior, our funding costs and our loan and securities portfolios; the quality or composition of our loan or investment portfolios and changes therein; failure to maintain our mortgage production flow to secondary markets; the sufficiency of liquidity and changes in our capital position; the inability of our infrastructure initiatives to reduce expenses; increased deposit volatility; potential regulatory developments; U.S. and global trade policies and tensions, including change in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom; ongoing geopolitical conflicts, including hostilities involving Iran and the Middle East, which may contribute to volatility in energy prices, inflation, financial markets, cybersecurity threats, and broader macroeconomic conditions, any of which could adversely affect our borrowers, deposit base, liquidity, capital and results of operation; the possibility that the anticipated benefits of the First Foundation merger, including anticipated cost savings and strategic gains, are not realized when expected or at all; the integration of the businesses and operations of FirstSun and First Foundation may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to the combined company’s business; the diversion of management’s attention from ongoing business operations and opportunities due to the First Foundation merger; other factors, many of which are beyond our control.
We caution readers that the foregoing list of factors is not exclusive, is not necessarily in order of importance and readers should not place undue reliance on any forward-looking statements. Additional information concerning additional factors that could materially affect the forward-looking statements in this press release can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in FirstSun’s Annual Report on Form 10-K for the year ended December 31, 2025 and other documents subsequently filed by FirstSun with the SEC. Further, any forward-looking statement speaks only as of the date on which it is made and we do not intend to and disclaim any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law.

Summary Data:

	As of and for the three months ended
($ in thousands, except per share amounts)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Net interest income	$143,195	$82,779	$83,461	$80,953	$78,499
Provision for credit losses	40,400	8,250	6,200	10,100	4,500
Noninterest income	40,948	27,175	26,744	26,333	27,073
Noninterest expense	171,712	75,341	72,041	68,901	68,110
(Loss) income before income taxes	(27,969)	26,363	31,964	28,285	32,962
(Benefit) provision for income taxes	(5,119)	4,780	7,157	5,111	6,576
Net (loss) income	(22,850)	21,583	24,807	23,174	26,386
Adjusted net income[1]	21,021	23,673	26,923	23,412	26,601
Weighted average common shares outstanding, basic	46,673,555	27,851,041	27,839,044	27,801,255	27,783,710
Weighted average common shares outstanding, diluted	46,673,555	28,316,608	28,262,530	28,291,778	28,232,319
Diluted (loss) earnings per share	$(0.49)	$0.76	$0.88	$0.82	$0.93
Adjusted diluted earnings per share[1]	0.45	0.84	0.95	0.83	0.94
Return on average total assets	(0.54)%	1.04%	1.17%	1.09%	1.28%
Adjusted return on average total assets[1]	0.50%	1.14%	1.27%	1.10%	1.29%
Return on average stockholders' equity	(4.92)%	7.47%	8.58%	8.22%	9.74%
Adjusted return on average stockholders' equity[1]	4.52%	8.20%	9.31%	8.31%	9.82%
Return on average tangible stockholders' equity[1]	(4.69)%	8.31%	9.58%	9.20%	10.91%
Adjusted return on average tangible stockholders' equity[1]	5.86%	9.10%	10.38%	9.30%	11.00%
Net interest margin	3.58%	4.25%	4.18%	4.07%	4.07%
Net interest margin (FTE basis)[1]	3.63%	4.31%	4.23%	4.12%	4.13%
Efficiency ratio	93.25%	68.52%	65.37%	64.22%	64.52%
Adjusted efficiency ratio[1]	61.99%	66.08%	63.36%	64.00%	64.25%
Noninterest income to total revenue[2]	22.2%	24.7%	24.3%	24.5%	25.6%
Total assets	$15,717,985	$8,565,123	$8,485,162	$8,495,437	$8,435,861
Loans held-for-sale	140,706	144,407	100,539	85,250	90,781
Loans held-for-investment	11,568,443	6,939,972	6,673,180	6,681,629	6,507,066
Total deposits	13,418,004	7,087,513	7,107,356	7,105,415	7,100,164
Total stockholders' equity	1,837,392	1,175,507	1,153,356	1,127,513	1,095,402
Loan to deposit ratio	86.2%	97.9%	93.9%	94.0%	91.6%
Period end common shares outstanding	46,765,434	27,935,888	27,887,337	27,854,764	27,834,525
Book value per share	$39.29	$42.08	$41.36	$40.48	$39.35
Tangible book value per share[1]	35.16	38.57	37.83	36.92	35.77
[1] Represents a non-GAAP financial measure. See the tables beginning on page 17 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.
[2] Total revenue is net interest income plus noninterest income.

Summary Data (cont’d):

	As of and for the six months ended
($ in thousands, except per share amounts)	June 30, 2026	June 30, 2025
Net interest income	$225,974	$152,977
Provision for credit losses	48,650	8,300
Noninterest income	68,123	48,802
Noninterest expense	247,053	130,832
(Loss) income before income taxes	(1,606)	62,647
(Benefit) provision for income taxes	(339)	12,692
Net (loss) income	(1,267)	49,955
Adjusted net income[1]	44,694	50,170
Weighted average common shares outstanding, basic	37,314,285	27,753,098
Weighted average common shares outstanding, diluted	37,314,285	28,263,943
Diluted (loss) earnings per share	$(0.03)	$1.77
Adjusted diluted earnings per share[1]	$1.20	$1.78
Return on average total assets	(0.02)%	1.24%
Adjusted return on average total assets[1]	0.71%	1.25%
Return on average stockholders' equity	(0.17)%	9.39%
Adjusted return on average stockholders’ equity[1]	5.93%	9.43%
Return on average tangible stockholders' equity[1]	0.36%	10.55%
Adjusted return on average tangible stockholders' equity[1]	7.12%	10.60%
Net interest margin	3.80%	4.07%
Net interest margin (FTE basis)[1]	3.85%	4.13%
Efficiency ratio	84.00%	64.84%
Adjusted efficiency ratio[1]	63.52%	64.70%
Noninterest income to total revenue[2]	23.2%	24.2%
Total assets	$15,717,985	$8,435,861
Loans held-for-sale	140,706	90,781
Loans held-for-investment	11,568,443	6,507,066
Total deposits	13,418,004	7,100,164
Total stockholders' equity	1,837,392	1,095,402
Loan to deposit ratio	86.2%	91.6%
Period end common shares outstanding	46,765,434	27,834,525
Book value per share	$39.29	$39.35
Tangible book value per share[1]	$35.16	$35.77
[1] Represents a non-GAAP financial measure. See the tables beginning on page 17 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.
[2] Total revenue is net interest income plus noninterest income.

Condensed Consolidated Statements of Income (Unaudited):

	For the three months ended		For the six months ended
($ in thousands, except per share amounts)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Total interest income	$230,016	$116,921	$346,142	$227,368
Total interest expense	86,821	38,422	120,168	74,391
Net interest income	143,195	78,499	225,974	152,977
Provision for credit losses	40,400	4,500	48,650	8,300
Net interest income after credit loss expense	102,795	73,999	177,324	144,677
Noninterest income:
Deposit account service fees	2,292	2,016	4,388	4,043
Treasury management service fees	5,067	4,333	9,680	8,527
Credit and debit card fees	2,952	2,728	5,665	5,314
Trust and investment advisory fees	9,413	1,473	10,902	2,894
Mortgage banking services, net	15,958	13,274	30,273	22,329
Other noninterest income	5,266	3,249	7,215	5,695
Total noninterest income	40,948	27,073	68,123	48,802
Noninterest expense:
Salary and employee benefits	68,744	43,921	116,100	83,482
Occupancy, equipment and software	15,504	9,541	25,510	19,077
Customer service costs	2,742	—	2,742	—
Amortization and impairment of intangible assets	4,237	578	4,744	1,206
Merger related expenses	57,559	285	60,240	285
Other noninterest expenses	22,926	13,785	37,717	26,782
Total noninterest expense	171,712	68,110	247,053	130,832
(Loss) income before income taxes	(27,969)	32,962	(1,606)	62,647
(Benefit) provision for income taxes	(5,119)	6,576	(339)	12,692
Net (loss) income	$(22,850)	$26,386	$(1,267)	$49,955
(Loss) earnings per share - basic	$(0.49)	$0.95	$(0.03)	$1.80
(Loss) earnings per share - diluted	(0.49)	0.93	$(0.03)	$1.77

Condensed Consolidated Statements of Income (Unaudited) (cont’d):

	For the three months ended
($ in thousands, except per share amounts)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Total interest income	$230,016	$116,126	$119,273	$121,128	$116,921
Total interest expense	86,821	33,347	35,812	40,175	38,422
Net interest income	143,195	82,779	83,461	80,953	78,499
Provision for credit losses	40,400	8,250	6,200	10,100	4,500
Net interest income after credit loss expense	102,795	74,529	77,261	70,853	73,999
Noninterest income:
Deposit account service fees	2,292	2,096	2,116	2,162	2,016
Treasury management service fees	5,067	4,613	4,544	4,402	4,333
Credit and debit card fees	2,952	2,713	2,744	2,671	2,728
Trust and investment advisory fees	9,413	1,489	1,515	1,536	1,473
Mortgage banking services, net	15,958	14,315	12,102	12,641	13,274
Other noninterest income	5,266	1,949	3,723	2,921	3,249
Total noninterest income	40,948	27,175	26,744	26,333	27,073
Noninterest expense:
Salary and employee benefits	68,744	47,356	43,520	44,822	43,921
Occupancy, equipment and software	15,504	10,006	9,576	9,591	9,541
Customer service costs	2,742	—	—	—	—
Amortization and impairment of intangible assets	4,237	507	628	578	578
Merger related expenses	57,559	2,681	2,217	241	285
Other noninterest expenses	22,926	14,791	16,100	13,669	13,785
Total noninterest expense	171,712	75,341	72,041	68,901	68,110
(Loss) income before income taxes	(27,969)	26,363	31,964	28,285	32,962
(Benefit) provision for income taxes	(5,119)	4,780	7,157	5,111	6,576
Net (loss) income	$(22,850)	$21,583	$24,807	$23,174	$26,386
(Loss) earnings per share - basic	$(0.49)	$0.77	$0.89	$0.83	$0.95
(Loss) earnings per share - diluted	(0.49)	0.76	0.88	0.82	0.93

Condensed Consolidated Balance Sheets as of (Unaudited):

($ in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Assets
Cash and cash equivalents	$989,511	$413,732	$652,592	$659,899	$785,115
Securities available-for-sale, at fair value	1,907,374	458,543	468,970	476,114	473,468
Securities held-to-maturity	33,274	33,553	33,839	34,247	34,581
Loans held-for-sale, at fair value	140,706	144,407	100,539	85,250	90,781
Loans	11,568,443	6,939,972	6,673,180	6,681,629	6,507,066
Allowance for credit losses	(173,551)	(82,955)	(85,016)	(84,040)	(82,993)
Loans, net	11,394,892	6,857,017	6,588,164	6,597,589	6,424,073
Mortgage servicing rights, at fair value	99,736	88,993	86,651	85,695	84,736
Premises and equipment, net	118,967	81,138	81,523	81,886	82,248
Other real estate owned and foreclosed assets, net	16,808	10,908	11,514	13,418	13,052
Goodwill	102,536	93,483	93,483	93,483	93,483
Core deposits and other intangible assets, net	90,452	4,476	4,983	5,650	6,228
Other assets	823,729	378,873	362,904	362,206	348,096
Total assets	$15,717,985	$8,565,123	$8,485,162	$8,495,437	$8,435,861
Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing accounts	$2,673,289	$1,599,919	$1,651,373	$1,674,497	$1,706,678
Interest-bearing accounts:
Demand and NOW	2,869,439	1,569,910	1,483,841	1,457,886	1,485,058
Savings	2,409,906	387,140	378,631	386,235	397,120
Money market	3,453,761	2,318,768	2,301,837	2,233,309	2,082,043
Certificates of deposit	2,011,609	1,211,776	1,291,674	1,353,488	1,429,265
Total deposits	13,418,004	7,087,513	7,107,356	7,105,415	7,100,164
Securities sold under agreements to repurchase	17,475	7,670	11,160	9,824	11,173
Federal Home Loan Bank advances	—	75,000	—	—	—
Subordinated debt, net	205,256	36,754	36,680	76,163	76,066
Other liabilities	239,858	182,679	176,610	176,522	153,056
Total liabilities	13,880,593	7,389,616	7,331,806	7,367,924	7,340,459
Stockholders' equity:
Preferred stock	—	—	—	—	—
Common stock	5	3	3	3	3
Additional paid-in capital	1,238,000	550,709	549,617	548,952	547,950
Retained earnings	629,819	652,669	631,086	606,279	583,105
Accumulated other comprehensive loss, net	(30,432)	(27,874)	(27,350)	(27,721)	(35,656)
Total stockholders' equity	1,837,392	1,175,507	1,153,356	1,127,513	1,095,402
Total liabilities and stockholders' equity	$15,717,985	$8,565,123	$8,485,162	$8,495,437	$8,435,861

Consolidated Capital Ratios as of:

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Stockholders' equity to total assets	11.69%	13.72%	13.59%	13.27%	12.99%
Tangible stockholders' equity to tangible assets[1]	10.59%	12.73%	12.58%	12.25%	11.94%
Tangible stockholders' equity to tangible assets reflecting net unrealized losses on HTM securities, net of tax[1,2]	10.57%	12.69%	12.54%	12.21%	11.90%
Tier 1 leverage ratio	9.47%	13.06%	12.75%	12.44%	12.39%
Common equity tier 1 risk-based capital ratio	11.95%	13.77%	14.12%	13.79%	13.78%
Tier 1 risk-based capital ratio	11.95%	13.77%	14.12%	13.79%	13.78%
Total risk-based capital ratio	14.13%	15.29%	15.73%	15.81%	15.94%
[1] Represents a non-GAAP financial measure. See the tables beginning on page 17 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.
[2] Tangible stockholders’ equity and tangible assets have been adjusted to reflect net unrealized losses on held-to-maturity securities, net of tax.

Summary of Net Interest Margin:

	For the three months ended				For the six months ended
	June 30, 2026		June 30, 2025		June 30, 2026		June 30, 2025
(In thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest Earning Assets
Loans[1]	$12,694,317	6.16%	$6,620,493	6.43%	$9,792,021	6.23%	$6,521,154	6.39%
Investment securities	2,093,214	4.80%	510,350	3.48%	1,300,988	4.51%	506,103	3.51%
Interest-bearing cash and other assets	1,244,337	3.20%	596,713	4.28%	895,720	3.25%	549,050	4.32%
Total earning assets	16,031,868	5.75%	7,727,556	6.07%	11,988,729	5.82%	7,576,307	6.05%
Other assets	962,089		537,156		743,804		543,032
Total assets	$16,993,957		$8,264,712		$12,732,533		$8,119,339

Interest-bearing liabilities
Demand and NOW deposits	$3,012,754	2.06%	$1,518,316	1.77%	$2,273,546	1.94%	$1,495,079	1.71%
Savings deposits	2,428,253	2.70%	401,093	0.58%	1,410,791	2.40%	400,948	0.58%
Money market deposits	3,611,570	2.97%	1,934,487	3.28%	2,955,179	2.92%	1,813,344	3.19%
Certificates of deposit	2,798,815	3.35%	1,504,235	3.76%	2,007,012	3.34%	1,525,814	3.84%
Total deposits	11,851,392	2.77%	5,358,131	2.78%	8,646,528	2.67%	5,235,185	2.76%
Repurchase agreements	23,468	2.61%	9,024	1.61%	16,628	2.34%	9,318	1.59%
Total deposits and repurchase agreements	11,874,860	2.77%	5,367,155	2.78%	8,663,156	2.67%	5,244,503	2.76%
FHLB borrowings	149,374	3.97%	2,308	4.72%	75,646	3.95%	15,823	4.61%
Other long-term borrowings	204,667	6.46%	76,025	6.19%	121,157	6.36%	75,966	6.31%
Total interest-bearing liabilities	12,228,901	2.85%	5,445,488	2.83%	8,859,959	2.74%	5,336,292	2.81%
Noninterest-bearing deposits	2,622,311		1,587,302		2,125,679		1,559,878
Other liabilities	278,849		145,064		227,357		150,172
Stockholders' equity	1,863,896		1,086,858		1,519,538		1,072,997
Total liabilities and stockholders' equity	$16,993,957		$8,264,712		$12,732,533		$8,119,339

Net interest spread		2.90%		3.24%		3.08%		3.24%
Net interest margin		3.58%		4.07%		3.80%		4.07%
Net interest margin (on FTE basis)[2]		3.63%		4.13%		3.85%		4.13%
[1] Includes loans held-for-investment, including nonaccrual loans, and loans held-for-sale.
[2] Represents a non-GAAP financial measure. See the tables beginning on page 17 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Summary of Net Interest Margin (cont’d ):

	For the three months ended
	June 30, 2026		March 31, 2026		December 31, 2025		September 30, 2025		June 30, 2025
(In thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest Earning Assets
Loans[1]	$12,694,317	6.16%	$6,857,477	6.36%	$6,825,404	6.37%	$6,667,158	6.49%	$6,620,493	6.43%
Investment securities	2,093,214	4.80%	499,792	3.30%	506,964	3.35%	505,999	3.43%	510,350	3.48%
Interest-bearing cash and other assets	1,244,337	3.20%	543,396	3.36%	583,717	3.68%	714,885	4.25%	596,713	4.28%
Total earning assets	16,031,868	5.75%	7,900,665	5.96%	7,916,085	5.98%	7,888,042	6.09%	7,727,556	6.07%
Other assets	962,089		523,094		519,607		540,079		537,156
Total assets	$16,993,957		$8,423,759		$8,435,692		$8,428,121		$8,264,712

Interest-bearing liabilities
Demand and NOW deposits	$3,012,754	2.06%	$1,526,124	1.69%	$1,464,053	1.75%	$1,437,298	1.89%	$1,518,316	1.77%
Savings deposits	2,428,253	2.70%	382,025	0.50%	381,978	0.55%	391,444	0.59%	401,093	0.58%
Money market deposits	3,611,570	2.97%	2,291,494	2.84%	2,247,034	2.99%	2,211,754	3.28%	1,934,487	3.28%
Certificates of deposit	2,798,815	3.35%	1,206,411	3.32%	1,284,200	3.49%	1,397,371	3.64%	1,504,235	3.76%
Total deposits	11,851,392	2.77%	5,406,054	2.46%	5,377,265	2.60%	5,437,867	2.81%	5,358,131	2.78%
Repurchase agreements	23,468	2.61%	9,712	1.70%	9,146	1.71%	8,055	1.82%	9,024	1.61%
Total deposits and repurchase agreements	11,874,860	2.77%	5,415,766	2.46%	5,386,411	2.60%	5,445,922	2.81%	5,367,155	2.78%
FHLB borrowings	149,374	3.97%	1,100	3.12%	—	—%	—	—%	2,308	4.72%
Other long-term borrowings	204,667	6.46%	36,719	5.72%	36,650	5.82%	76,117	8.41%	76,025	6.19%
Total interest-bearing liabilities	12,228,901	2.85%	5,453,585	2.48%	5,423,061	2.62%	5,522,039	2.89%	5,445,488	2.83%
Noninterest-bearing deposits	2,622,311		1,623,528		1,698,126		1,642,346		1,587,302
Other liabilities	278,849		175,292		167,658		145,730		145,064
Stockholders' equity	1,863,896		1,171,354		1,146,847		1,118,006		1,086,858
Total liabilities and stockholders' equity	$16,993,957		$8,423,759		$8,435,692		$8,428,121		$8,264,712

Net interest spread		2.90%		3.48%		3.36%		3.20%		3.24%
Net interest margin		3.58%		4.25%		4.18%		4.07%		4.07%
Net interest margin (on FTE basis)[2]		3.63%		4.31%		4.23%		4.12%		4.13%
[1] Includes loans held-for-investment, including nonaccrual loans, and loans held-for-sale.
[2] Represents a non-GAAP financial measure. See the tables beginning on page 17 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Deposits as of:

($ in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Consumer
Noninterest-bearing deposit accounts	$1,000,584	$410,296	$404,666	$412,568	$426,909
Interest-bearing deposit accounts:
Demand and NOW	937,796	607,465	590,535	598,499	610,623
Savings	1,917,926	313,910	308,655	314,954	322,672
Money market	2,039,795	1,397,890	1,400,593	1,416,258	1,306,140
Certificates of deposit	1,044,959	793,503	809,401	869,077	937,439
Total interest-bearing deposit accounts	5,940,476	3,112,768	3,109,184	3,198,788	3,176,874
Total consumer deposits	$6,941,060	$3,523,064	$3,513,850	$3,611,356	$3,603,783
Business
Noninterest-bearing deposit accounts	$1,672,705	$1,189,623	$1,246,707	$1,261,929	$1,279,769
Interest-bearing deposit accounts:
Demand and NOW	1,905,387	962,445	893,306	859,387	874,435
Savings	434,076	73,230	69,976	71,281	74,448
Money market	1,413,966	920,878	901,244	817,051	775,903
Certificates of deposit	103,360	51,940	57,349	57,225	56,930
Total interest-bearing deposit accounts	3,856,789	2,008,493	1,921,875	1,804,944	1,781,716
Total business deposits	$5,529,494	$3,198,116	$3,168,582	$3,066,873	$3,061,485
Wholesale deposits[1]	$947,450	$366,333	$424,924	$427,186	$434,896
Total deposits	$13,418,004	$7,087,513	$7,107,356	$7,105,415	$7,100,164
[1] Wholesale deposits primarily consist of brokered deposits included in our condensed consolidated balance sheets within certificates of deposit.
Balance Sheet Ratios as of:

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Cash to total assets[1]	6.2%	4.7%	7.6%	7.7%	9.2%
Loan to deposit ratio	86.2%	97.9%	93.9%	94.0%	91.6%
Uninsured deposits to total deposits[2]	31.6%	35.4%	36.6%	36.2%	37.0%
Uninsured and uncollateralized deposits to total deposits[2]	28.0%	28.6%	29.0%	28.3%	28.3%
Wholesale deposits and borrowings to total liabilities[3]	6.8%	6.0%	5.8%	5.8%	5.9%
[1] Cash consists of unencumbered cash and amounts due from banks and interest-bearing deposits with other financial institutions.
[2] Uninsured deposits and uninsured and uncollateralized deposits are reported for our wholly-owned subsidiary Sunflower Bank, N.A. and are estimated.
[3] Wholesale deposits primarily consist of brokered deposits included in our condensed consolidated balance sheets within certificates of deposit. Wholesale borrowings consist of FHLB overnight and term advances.

Loan Portfolio as of:

($ in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Commercial and industrial[1]	$3,579,772	$3,160,777	$2,937,867	$2,945,697	$2,779,767
Commercial real estate:
Non-owner occupied	1,195,172	778,778	742,002	725,425	705,749
Owner occupied	951,226	694,190	700,774	668,172	660,334
Construction and land	218,441	280,781	268,652	343,803	383,969
Multifamily	2,613,194	227,980	210,368	183,504	134,520
Total commercial real estate	4,978,033	1,981,729	1,921,796	1,920,904	1,884,572
Residential real estate[2]	1,913,575	1,216,810	1,221,086	1,209,742	1,226,760
Public Finance	957,556	494,539	501,582	516,247	524,441
Consumer	29,569	31,875	32,651	38,931	42,881
Other	114,047	54,242	58,198	50,108	48,645
Loans, excluding loan hedge fair value	11,572,552	6,939,972	6,673,180	6,681,629	6,507,066
Loan hedge fair value[3]	(4,109)	—	—	—	—
Loans	$11,568,443	$6,939,972	$6,673,180	$6,681,629	$6,507,066
1As of September 30, 2025, loans to nondepository financial institutions are now included within commercial and industrial. Prior period amounts have been reclassified to conform to the current presentation.
[2] Includes 1-4 family residential construction.
[3] Represents fair value hedge basis adjustments related to active portfolio layer method hedges, which are not allocated to individual loans.

Asset Quality:

	As of and for the three months ended
($ in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Net charge-offs (recoveries)	$42,404	$10,561	$5,024	$9,053	$13,547
Allowance for credit losses	173,551	82,955	85,016	84,040	82,993
Nonperforming loans, including nonaccrual loans, and accrual loans greater than 90 days past due	190,115	59,656	60,771	69,641	54,841
Nonperforming assets	206,923	70,564	72,285	83,059	67,893
Ratio of net charge-offs (recoveries) to average loans outstanding	1.45%	0.63%	0.30%	0.55%	0.83%
Allowance for credit losses to loans outstanding	1.50%	1.20%	1.27%	1.26%	1.28%
Allowance for credit losses to nonperforming loans	91.29%	139.06%	139.90%	120.68%	151.33%
Nonperforming loans to loans	1.64%	0.86%	0.91%	1.04%	0.84%
Nonperforming assets to total assets	1.32%	0.82%	0.85%	0.98%	0.80%

Non-GAAP Financial Measures and Reconciliations:

	As of and for the three months ended					As of and for the six months ended
($ in thousands, except share and per share amounts)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	June 30, 2026	June 30, 2025
Tangible stockholders’ equity to tangible assets:
Total stockholders' equity (GAAP)	$1,837,392	$1,175,507	$1,153,356	$1,127,513	$1,095,402	$1,837,392	$1,095,402
Less: Goodwill and other intangible assets
Goodwill	(102,536)	(93,483)	(93,483)	(93,483)	(93,483)	(102,536)	(93,483)
Other intangible assets	(90,452)	(4,476)	(4,983)	(5,650)	(6,228)	(90,452)	(6,228)
Tangible stockholders' equity (non-GAAP)	$1,644,404	$1,077,548	$1,054,890	$1,028,380	$995,691	$1,644,404	$995,691
Total assets (GAAP)	$15,717,985	$8,565,123	$8,485,162	$8,495,437	$8,435,861	$15,717,985	$8,435,861
Less: Goodwill and other intangible assets
Goodwill	(102,536)	(93,483)	(93,483)	(93,483)	(93,483)	(102,536)	(93,483)
Other intangible assets	(90,452)	(4,476)	(4,983)	(5,650)	(6,228)	(90,452)	(6,228)
Tangible assets (non-GAAP)	$15,524,997	$8,467,164	$8,386,696	$8,396,304	$8,336,150	$15,524,997	$8,336,150
Total stockholders' equity to total assets (GAAP)	11.69%	13.72%	13.59%	13.27%	12.99%	11.69%	12.99%
Less: Impact of goodwill and other intangible assets	(1.10)%	(0.99)%	(1.01)%	(1.02)%	(1.05)%	(1.10)%	(1.05)%
Tangible stockholders' equity to tangible assets (non-GAAP)	10.59%	12.73%	12.58%	12.25%	11.94%	10.59%	11.94%
Tangible stockholders’ equity to tangible assets, reflecting net unrealized losses on HTM securities, net of tax:
Tangible stockholders' equity (non-GAAP)	$1,644,404	$1,077,548	$1,054,890	$1,028,380	$995,691	$1,644,404	$995,691
Less: Net unrealized losses on HTM securities, net of tax	(3,553)	(3,407)	(3,320)	(3,432)	(4,238)	(3,553)	(4,238)
Tangible stockholders’ equity less net unrealized losses on HTM securities, net of tax (non-GAAP)	$1,640,851	$1,074,141	$1,051,570	$1,024,948	$991,453	$1,640,851	$991,453
Tangible assets (non-GAAP)	$15,524,997	$8,467,164	$8,386,696	$8,396,304	$8,336,150	$15,524,997	$8,336,150
Less: Net unrealized losses on HTM securities, net of tax	(3,553)	(3,407)	(3,320)	(3,432)	(4,238)	(3,553)	(4,238)
Tangible assets less net unrealized losses on HTM securities, net of tax (non-GAAP)	$15,521,444	$8,463,757	$8,383,376	$8,392,872	$8,331,912	$15,521,444	$8,331,912
Tangible stockholders’ equity to tangible assets (non-GAAP)	10.59%	12.73%	12.58%	12.25%	11.94%	10.59%	11.94%
Less: Impact of net unrealized losses on HTM securities, net of tax	(0.02)%	(0.04)%	(0.04)%	(0.04)%	(0.04)%	(0.02)%	(0.04)%
Tangible stockholders’ equity to tangible assets reflecting net unrealized losses on HTM securities, net of tax (non-GAAP)	10.57%	12.69%	12.54%	12.21%	11.90%	10.57%	11.90%

Non-GAAP Financial Measures and Reconciliations:

	As of and for the three months ended					As of and for the six months ended
($ in thousands, except share and per share amounts)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	June 30, 2026	June 30, 2025
Tangible book value per share:
Total stockholders' equity (GAAP)	$1,837,392	$1,175,507	$1,153,356	$1,127,513	$1,095,402	$1,837,392	$1,095,402
Tangible stockholders' equity (non-GAAP)	1,644,404	1,077,548	1,054,890	1,028,380	995,691	$1,644,404	$995,691
Total shares outstanding	46,765,434	27,935,888	27,887,337	27,854,764	27,834,525	46,765,434	27,834,525
Book value per share (GAAP)	$39.29	$42.08	$41.36	$40.48	$39.35	$39.29	$39.35
Tangible book value per share (non-GAAP)	$35.16	$38.57	$37.83	$36.92	$35.77	$35.16	$35.77
Adjusted net income:
Net (loss) income (GAAP)	$(22,850)	$21,583	$24,807	$23,174	$26,386	$(1,267)	$49,955
Add: Adjustments
Merger related expenses, net of tax	43,871	2,090	2,116	238	215	45,961	215
Total adjustments, net of tax	43,871	2,090	2,116	238	215	45,961	215
Adjusted net income (non-GAAP)	$21,021	$23,673	$26,923	$23,412	$26,601	$44,694	$50,170
Adjusted diluted earnings per share:
Diluted (loss) earnings per share (GAAP)	$(0.49)	$0.76	$0.88	$0.82	$0.93	$(0.03)	$1.77
Add: Impact of adjustments
Merger related expenses, net of tax	0.94	0.08	0.07	0.01	0.01	1.23	0.01
Adjusted diluted earnings per share (non-GAAP)	$0.45	$0.84	$0.95	$0.83	$0.94	$1.20	$1.78
Adjusted return on average total assets:
Return on average total assets (ROAA) (GAAP)	(0.54)%	1.04%	1.17%	1.09%	1.28%	(0.02)%	1.24%
Add: Impact of adjustments
Merger related expenses, net of tax	1.04%	0.10%	0.10%	0.01%	0.01%	0.73%	0.01%
Adjusted ROAA (non-GAAP)	0.50%	1.14%	1.27%	1.10%	1.29%	0.71%	1.25%
Adjusted return on average stockholders’ equity:
Return on average stockholders' equity (ROAE) (GAAP)	(4.92)%	7.47%	8.58%	8.22%	9.74%	(0.17)%	9.39%
Add: Impact of adjustments
Merger related expenses, net of tax	9.44%	0.73%	0.73%	0.09%	0.08%	6.10%	0.04%
Adjusted ROAE (non-GAAP)	4.52%	8.20%	9.31%	8.31%	9.82%	5.93%	9.43%

Non-GAAP Financial Measures and Reconciliations:

	As of and for the three months ended					As of and for the six months ended
($ in thousands, except share and per share amounts)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	June 30, 2026	June 30, 2025
Return on average tangible stockholders’ equity
Return on average stockholders’ equity (ROAE) (GAAP)	(4.92)%	7.47%	8.58%	8.22%	9.74%	(0.17)%	9.39%
Add: Impact from goodwill and other intangible assets
Goodwill	(0.57)%	0.69%	0.81%	0.81%	0.98%	(0.02)%	0.97%
Other intangible assets	0.80%	0.15%	0.19%	0.17%	0.19%	0.55%	0.19%
Return on average tangible stockholders’ equity (ROATE) (non-GAAP)	(4.69)%	8.31%	9.58%	9.20%	10.91%	0.36%	10.55%
Adjusted return on average tangible stockholders’ equity:
Return on average tangible stockholders' equity (ROATE) (non-GAAP)	(4.69)%	8.31%	9.58%	9.20%	10.91%	0.36%	10.55%
Add: Impact of adjustments
Merger related expenses, net of tax	10.55%	0.79%	0.80%	0.10%	0.09%	6.75%	0.04%
Adjusted ROATE (non-GAAP)	5.86%	9.10%	10.38%	9.30%	11.00%	7.12%	10.60%
Adjusted total noninterest expense:
Total noninterest expense (GAAP)	$171,712	$75,341	$72,041	$68,901	$68,110	$247,053	$130,832
Less: Adjustments:
Merger related expenses	(57,559)	(2,681)	(2,217)	(241)	(285)	(60,240)	(285)
Total adjustments	(57,559)	(2,681)	(2,217)	(241)	(285)	(60,240)	(285)
Adjusted total noninterest expense (non-GAAP)	$114,153	$72,660	$69,824	$68,660	$67,825	$186,813	$130,547
Adjusted efficiency ratio:
Efficiency ratio (GAAP)	93.25%	68.52%	65.37%	64.22%	64.52%	84.00%	64.84%
Less: Impact of adjustments
Merger related expenses	(31.26)%	(2.44)%	(2.01)%	(0.22)%	(0.27)%	(20.48)%	(0.14)%
Adjusted efficiency ratio (non-GAAP)	61.99%	66.08%	63.36%	64.00%	64.25%	63.52%	64.70%
Fully tax equivalent (“FTE”) net interest income and net interest margin:
Net interest income (GAAP)	$143,195	$82,779	$83,461	$80,953	$78,499	$225,974	$152,977
Gross income effect of tax exempt income	2,198	1,198	1,156	1,225	1,204	3,396	2,396
FTE net interest income (non-GAAP)	$145,393	$83,977	$84,617	$82,178	$79,703	$229,370	$155,373
Average earning assets	$16,031,868	$7,900,665	$7,916,085	$7,888,042	$7,727,556	$11,988,729	$7,576,307
Net interest margin	3.58%	4.25%	4.18%	4.07%	4.07%	3.80%	4.07%
Net interest margin on FTE basis (non-GAAP)	3.63%	4.31%	4.23%	4.12%	4.13%	3.85%	4.13%

Non-GAAP Financial Measures and Reconciliations:

	As of and for the three months ended					As of and for the six months ended
($ in thousands, except share and per share amounts)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	June 30, 2026	June 30, 2025
Adjusted loan growth
Total loans (GAAP)	$11,568,443	$6,939,972	$6,673,180	$6,681,629	$6,507,066	$11,568,443	$6,507,066
Less: Acquired loans at date of merger, net of purchase accounting discounts	(6,068,491)	—	—	—	—	(6,068,491)	—
Add: Loans downsized	1,334,483	—	—	—	—	1,334,483	—
Total loans, excluding acquired loans, net of downsizing (non-GAAP)	$6,834,435	$6,939,972	$6,673,180	$6,681,629	$6,507,066	$6,834,435	$6,507,066
Adjusted deposit growth
Total deposits (GAAP)	$13,418,004	$7,087,513	$7,107,356	$7,105,415	$7,100,164	$13,418,004	$7,100,164
Less: Acquired deposits at date of merger, net of purchase accounting discounts	(8,772,082)	—	—	—	—	(8,772,082)	—
Add: Deposits downsized	2,525,448	—	—	—	—	2,525,448	—
Total deposits, excluding acquired deposits, net of downsizing (non-GAAP)	$7,171,370	$7,087,513	$7,107,356	$7,105,415	$7,100,164	$7,171,370	$7,100,164

Contacts:
Investor Contact:
Ed Jacques
Director of Investor Relations & Business Development, FirstSun
Investor.Relations@firstsuncb.com

Media Contact:
Jeanne Lipson
Director of Marketing, Sunflower Bank
Jeanne.Lipson@SunflowerBank.com